Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the three months period ended September 30, 2007 of the MACROshares Oil Down Holding Trust (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, John Flanagan, principal financial officer of MACRO Securities Depositor, LLC, which acts as the depositor for the Registrant (the "Depositor"), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly represents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 14, 2007

/s/ John A. Flanagan
John A. Flanagan
On behalf of the Depositor
and as Chief Financial Officer